Amendment effective July 15, 2000, to Employment  Agreement dated as of the
3rd day of January, 2000, by and between GLOBAL SOURCES LTD., a Delaware corporation (the "Corporation"), having its principal place of business at 342 Madison Avenue, Suite 948, New York, New York 10173, and FRANK PALMA ("Executive"), residing at 17 Beachwood Lane, Kinnelon, New Jersey 07405.

     WHEREAS, for financial reasons relating to the Corporation, Executive and Corporation desire to modify the Employment Agreement to allow Executive to consult under certain conditions;

     WHEREAS, the Corporation desires to continue a working relationship with the Executive and to revert back to the original Employment Agreement once its (the Corporation's) financial difficulties are resolved and the conditions hereinafter specified are satisfied.

     IT IS, THEREFORE, AGREED:

     1. Executive will temporarily suspend his duties as Chief Operating Officer of the Corporation and assume the role of consultant. As a consultant, Executive will be available for consultation by telephone at reasonable times during each working day and will make a reasonable number of telephone calls to acquisition prospects upon request but, unless he otherwise agrees, will not be required to attend meetings or participate in other activities. Executive will resume his duties as Chief Operating Officer of the Corporation when the Corporation's stock has regularly traded on the Over-the-Counter Electronic Bulletin Board for at least fifteen (15) consecutive business days and also when, in the reasonable judgment of both Executive and the Chief Executive Officer of the Corporation, the Corporation is able to resume regular and current payment of its Salary and other monetary obligations to Executive under the original Employment Agreement.

     2. Executive is free to launch his company, Frank Palma Associates, LLC, immediately for the purpose of engaging in the executive search and placement business and to retain all revenues generated by that entity while a consultant. He will be entitles to utilize the corporate offices of the Corporation
(including equipment and telephone and other utilities) at 1055 Parsippany Boulevard in Parsippany, New Jersey, free of charge. He will also be entitled to utilize the services of Ms. Macky Whalen and Ms. Virginia Byrne at no cost. Ms. Whalen and Ms. Bryne will remain employees of the Corporation.

     3. While a consultant, Executive and his wife will continue to participate in all medical, dental, health, life, disability and welfare plans on the terms specified in the original Employment Agreement. The Corporation will pay all premiums therefor on a timely basis, but to the extent attributable to Executive's wife shall be charged against unpaid salary or expenses due from the Corporation to Executive.

     4. Executive's guaranteed bonus $150,000 as specified in the original Employment Agreement be pro-rated so as not to include time spent as a consultant. Mr. Palma will also be paid all unpaid salary and expenses due him through the effective date of this Amendment. Such pro-rated bonus shall be paid to Executive by Corporation at the time specified in the original Employment Agreement and such unpaid salary and expenses shall be paid to Executive by

Corporation on or before the time he resumes his employment as Chief Operating Officer of the Corporation on December 31, 2000, whichever is earlier.

     5. Upon resumption of his employment as Chief Operating Officer of the Corporation under the original Employment Agreement, Executive will cease the operations of Frank Palma Associates, LLC, but will be entitled to retain all revenues, no matter when collected, for services performed prior to the date of such resumption of employment.

     6. Except as herein modified, the original Employment Agreement dated January 3, 2000 between the Executive and the Corporation shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the ___ day of July 2000.

                                          GLOBAL SOURCES LTD.


                                          By: /s/ James J. Strupp
                                             ---------------------------
                                                James J. Strupp
                                                Chairman


                                             /s/ Frank Palma
                                             ---------------------------
                                                Frank Palma





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